        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1997

                                                 REGISTRATION NO. 333-__________

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                            -----------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                            -----------------------------

                             CADENCE DESIGN SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

                            -----------------------------

            DELAWARE                                  77-0148231
    (State of Incorporation)           (I.R.S. Employer Identification No.)

                            -----------------------------

                             CADENCE DESIGN SYSTEMS, INC.
                             2655 SEELY ROAD, BUILDING 5
                                 SAN JOSE, CA  95134
                                    (408) 943-1234
            (Address and telephone number of principal executive offices)

                            -----------------------------

                   OPTIONS ASSUMED BY CADENCE DESIGN SYSTEMS, INC.
             ORIGINALLY GRANTED UNDER THE COOPER & CHYAN TECHNOLOGY, INC.
     1989 STOCK OPTION PLAN, 1993 EQUITY INCENTIVE PLAN AND 1995 DIRECTORS STOCK
               OPTION PLAN AND UNDER THE UNICAD, INC. STOCK OPTION PLAN

                              R.L. SMITH MCKEITHEN, ESQ.
                          VICE PRESIDENT AND GENERAL COUNSEL
                             CADENCE DESIGN SYSTEMS, INC.
                             2655 SEELY ROAD, BUILDING 5
                                 SAN JOSE, CA  95134
                                    (408) 943-1234

              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                            -----------------------------

                                      Copies to:
         R.L. Smith McKeithen, Esq.              Alan C. Mendelson, Esq.
    Vice President and General Counsel             Cooley Godward LLP
        Cadence Design Systems, Inc.             Five Palo Alto Square
         2655 Seely Road, Building 5              3000 El Camino Real
              San Jose, CA  95134                Palo Alto, CA  94306
                (408) 943-1234                       (415) 843-5000

                            -----------------------------

                           CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM              PROPOSED MAXIMUM
TITLE OF SECURITIES                              OFFERING PRICE PER SHARE      AGGREGATE OFFERING PRICE      AMOUNT OF REGISTRATION
TO BE REGISTERED         AMOUNT TO BE REGISTERED         (1)                         (1)                           FEE
Stock Options and Common        1,885,949           $0.04 - $36.77              $20,537,657.61                  $6,224
Stock (par value $.01)

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price is based upon the exercise prices for shares previously granted under the Cooper & Chyan Technology, Inc. ("CCT") 1989 Stock Option Plan (19,861 shares at prices ranging from $0.11 to $0.27 per share), the CCT 1993 Equity Incentive Plan (1,806,139 shares at prices ranging from $0.28 to $36.77 per share), the Cooper & Chyan Technology, Inc. 1995 Directors Stock Option Plan (34,000 shares at $12.95 per share and 8,500 shares at $28.24 per share) and the UniCAD, Inc. Stock Option Plan (17,449 shares at prices ranging from $0.04 to $1.63 per share), pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act").

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    The stock options to be registered hereunder have been assumed by Cadence Design Systems, Inc. ("Cadence") pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 28, 1996, as amended by the First Amendment thereto dated as of December 17, 1996, among Cadence, Wyoming Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Cadence, and Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT"). These options were originally granted to directors, employees and consultants of CCT and/or CCT's subsidiaries under the CCT 1989 Stock Option Plan, the CCT 1993 Equity Incentive Plan, the CCT 1995 Directors Stock Option Plan and the UniCAD, Inc. Stock Option Plan.

                                       PART II


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Cadence with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

    (a) Cadence's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, including all material incorporated by reference therein;

    (b) Cadence's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1997, including all material incorporated by reference therein;

    (c) Cadence's Current Report on Form 8-K filed with the Commission on December 31, 1996;

    (d) Cadence's Current Report on Form 8-K filed with the Commission on January 13, 1997;

    (e) Cadence's Current Report on Form 8-K filed with the Commission on March 6, 1997;

    (f) The description of Cadence's Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A filed with the Commission on February 16, 1996; and

    (g) The description of Cadence's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 29, 1990.


    All reports and other documents subsequently filed by Cadence pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

        Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provision in a way that is adverse to such directors, officers and employees.

    The Registrant has entered into indemnity agreements with each of its directors and certain of it officers that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that such officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorneys' fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of
Section 16(b) of the Exchange Act.

    The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and certain of its officers or each of its directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act of 1933, as amended.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION

5.1           Opinion of Cooley Godward LLP.
23.1          Consent of Arthur Andersen LLP.
23.2          Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24            Power of Attorney is contained on the signature pages.
99.1*         CCT 1989 Stock Option Plan, Form of Stock Option Plan Agreement
              and Form of Exercise of Stock Option.
99.2*         CCT 1993 Equity Incentive Plan, Form of Equity Incentive Plan
              Stock Option Agreement, Form of Exercise of Equity Incentive Plan
              Stock Option and Form of Equity Incentive Plan Stock Option
              Exercise Agreement.
99.3*         UniCAD, Inc. Stock Option Plan and Form of Stock Option Grant.
99.4          CCT 1995 Directors Stock Option Plan, Form of Initial Stock
              Option Grant, Form of Succeeding Stock Option Grant and Form of
              Exercise Agreement.


    * Documents incorporated by reference from Cadence's Registration Statement on Form S-4 (Registration No. 333-16779) filed with the Securities and Exchange Commission on November 27, 1996.

ITEM 9.   UNDERTAKINGS

         A.   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 12, 1997.


                                  Cadence Design Systems, Inc.



                                  By:  /s/ Joseph B. Costello
                                       -----------------------------------
                                         Joseph B. Costello
                                         President and
                                         Chief Executive Officer




                                  POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph B. Costello, H. Raymond Bingham and R.L. Smith McKeithen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.




         SIGNATURE                                    TITLE                                  DATE

/s/ Joseph B. Costello                      President,                                   May 12, 1997
-------------------------------------       Chief Executive Officer
Joseph B. Costello                          and Director
                                            (Principal Executive Officer)

/s/ H. Raymond Bingham                      Executive Vice President and                 May 12, 1997
-------------------------------------       Chief Financial Officer
H. Raymond Bingham                          (Principal Financial Officer)

/s/ William Porter                          Vice President, Corporate                    May 12, 1997
-------------------------------------       Controller and Assistant Secretary
William Porter                              (Principal Accounting Officer)

/s/ Carol Bartz                             Director                                     May 12, 1997
-------------------------------------
Carol Bartz

/s/ Henry E. Johnston                       Director                                     May 12, 1997
-------------------------------------
Henry E. Johnston

/s/ Leonard Y.W. Liu                        Director                                     May 12, 1997
-------------------------------------
Dr. Leonard Y.W. Liu

/s/ Donald L. Lucas                         Director                                     May 12, 1997
-------------------------------------
Donald L. Lucas

/s/ Alberto Sangiovanni-Vincetelli          Director                                     May 12, 1997
-------------------------------------
Dr. Alberto Sangiovanni-Vincentelli


/s/ George M. Scalise                       Director                                     May 12, 1997
-------------------------------------
George M. Scalise

/s/ John B. Shoven                          Director                                     May 12, 1997
-------------------------------------
Dr. John B. Shoven

/s/ James E. Solomon                        Director                                     May 12, 1997
-------------------------------------
James E. Solomon


                                    EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION

5.1      Opinion of Cooley Godward LLP.
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24       Power of Attorney is contained on the signature pages.
99.1* CCT 1989 Stock Option Plan, Form of Stock Option Plan Agreement and Form of Exercise of Stock Option.
99.2* CCT 1993 Equity Incentive Plan, Form of Equity Incentive Plan Stock Option Agreement, Form of Exercise of Equity Incentive Plan Stock Option and Form of Equity Incentive Plan Stock Option Exercise Agreement.
99.3*    UniCAD Stock Option Plan, Form of Stock Option Grant.
99.4 CCT 1995 Directors Stock Option Plan, Form of Initial Stock Option Grant, Form of Succeeding Stock Option Grant and Form of Exercise Agreement.

    * Documents incorporated by reference from Cadence's Registration Statement on Form S-4 (Registration No. 333-16779) filed with the Securities and Exchange Commission on November 27, 1996.